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                                                                 Exhibit (16)(q)
THE GALAXY FUND (CORPORATE BOND FUND)

SEC 30-DAY YIELD - PERIOD ENDING APRIL 30, 1995



     Formula used in calculating SEC 30-day yield for the Corporate Bond Fund:

     YIELD = 2*[((a-b)/(c*d)+1)^6-1]


     Where:

         a    =      dividends and interest earned during the period
         b    =      expenses accrued for the period (net of reimbursements)
         c    =      the average daily number of units outstanding during April
                     1-30, 1995
         d    =      the maximum offering price per unit on April 30, 1995


    For the 30-day period ending April 30, 1995, these variables were as follows for the Corporate Bond Fund:

                  a     =                        192,299.62
                  b     =                         32,099.67
                  c     =                      3,343,197.7182
                  d     =                             10.33

                  Thus, the 30-Day Yield computed to          5.63%
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